EXHIBIT 99.1

El Capitan Precious Metals, Inc.

5871 Honeysuckle Road

Prescott, Arizona 86305-3764

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 28, 2016

To the stockholders of El Capitan Precious Metals, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of El Capitan Precious Metals, Inc. (the “Company”) to be held at The Inn of the Mountain Gods Resort and Casino, 287 Carrizo Canyon Road, Mescalero, New Mexico 88340, on Wednesday, September 28, 2016, at 10:00 a.m. local New Mexico time, or at any adjournments or postponements thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of five directors;

2.	The ratification of the appointment of MaloneBailey, LLP as the independent registered public accounting firm of the Company for fiscal 2016;

3.	The approval of an amendment to the Company’s Articles of Incorporation that will increase the number of authorized shares of the Company’s common stock from 400,000,000 to 500,000,000 shares; and

4.	The transaction of any other business as may properly come before the Meeting or any adjournments thereof.

Pursuant to action of the Board of Directors, stockholders of record on August 17, 2016, will be entitled to notice of and vote at the Meeting and any adjournments or postponements thereof.  Your attention is directed to the proxy statement accompanying this Notice for a more complete statement of the matters to be considered at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Meeting to be Held September 28, 2016.

The proxy statement for the Meeting that is included with this Notice and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 are available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials and the Annual Report on Form 10-K before voting. To view these materials on the Internet, visit www.elcapitanpmi.com.

By Order of the Board of Directors

John F. Stapleton, Chairman

Approximate Date of Mailing of Proxy Materials:

August 23, 2016

Proxy Statement

of

El Capitan Precious Metals, Inc.

5871 Honeysuckle Road

Prescott, Arizona 86305-3764

Annual Meeting of Stockholders

to be held

September 28, 2016

VOTING BY PROXY AND REVOCATION OF PROXIES

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of El Capitan Precious Metals, Inc. (the “Company”) to be used at the Annual Meeting of our stockholders (the “Meeting”) to be held at The Inn of the Mountain Gods Resort and Casino, 287 Carrizo Canyon Road, Mescalero, New Mexico 88340, on September 28, 2016, at 10:00 a.m. local New Mexico time, or at any adjournments or postponements thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of five directors;

2.	The ratification of the appointment of MaloneBailey, LLP as the independent registered public accounting firm of the Company for fiscal 2016; and

3.	The approval of an amendment to the Company’s Articles of Incorporation that will increase the number of authorized shares of the Company’s common stock from 400,000,000 to 500,000,000 shares; and

4.	The transaction of any other business as may properly come before the Meeting or any adjournments thereof.

The approximate date on which this proxy statement and the accompanying proxy were first sent or given to stockholders was August 23, 2016.

VOTING PROCEDURES

Registered stockholders may vote in one of three ways: (1) by completing and returning the enclosed proxy card via regular mail; (2) by voting via the Internet or by telephone; or (3) by attending the Meeting in person and completing the ballot distributed at the Meeting. Specific instructions for using these methods are set forth on the enclosed proxy card. The Internet and telephone procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Please note that if your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Meeting, you must obtain a legal proxy issued in your name from the record holder.

Only holders of record of the Company’s stock at the close of business on August 17, 2016, the “Record Date” for the Meeting, are entitled to notice of and to vote at the Meeting. On the Record Date, there were 359,170,124 and 51 shares of the Company’s common stock and Series B Convertible Preferred Stock outstanding, respectively. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the Meeting. Each share of Series B Convertible Preferred Stock entitles the holder thereof to 7,329,687 votes for matters on which holders of Series B Convertible Preferred Stock are entitled to vote such shares. A quorum, consisting of a majority of the outstanding shares of the Company entitled to vote at the Meeting, must be present in person or represented by proxy before action may be taken at the Meeting.

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Holders of the Company’s common stock are entitled to vote such shares on all matters brought before the Meeting. Holders of the outstanding shares of Series B Convertible Preferred Stock are only entitled to vote such shares on matters that relate to Company capitalization (including, without limitation, increasing and/or decreasing the number of authorized shares of common stock and/or preferred stock, and implementing forward and/or reverse stock splits) and changes in the Company’s name. Such holders do not otherwise have the right to vote their shares of Series B Convertible Preferred Stock on matters brought before the Company’s stockholders. Therefore, holders of outstanding shares of Series B Convertible Preferred Stock are only entitled to vote such shares with respect to Proposal Three. As a result of the voting rights of the Series B Convertible Preferred Stock, the holders thereof hold in the aggregate a majority (approximately 51%) of the total voting power of all issued and outstanding Company stock with respect to Proposal Three.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. Shares will be voted in the manner directed by the stockholders; provided, however, that if no direction is given by a stockholder, the shares will be voted as recommended by the Company’s Board of Directors. If a stockholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Meeting for the transaction of business as well as shares entitled to vote on that matter. Under the General Corporation Law of the State of Nevada, on matters other than the election of directors, an action of the stockholders generally requires the affirmative vote of either a majority of the voting power of the Company or a majority of the voting power present in person or represented by proxy at the Meeting and entitled to vote on the matter. Accordingly, an abstention on any matter other than the election of directors will have the same effect as a vote against that matter. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the Meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes generally do not have the same effect as a negative vote on the matter.

A stockholder giving a proxy may revoke such proxy at any time before it is exercised by (i) giving written notice of revocation to the Secretary of the Company, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting in person at the Meeting.  Presence at the Meeting of a stockholder who has signed a proxy does not, alone, revoke that proxy; revocation must be announced by the stockholder at the time of the Meeting.

While the Board of Directors knows of no other matters to be presented at the Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

NOTICE TO BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS:

New York Stock Exchange Rule 452 prohibits NYSE member organizations from giving a proxy to vote with respect to an election of directors (Proposal One) or an amendment to the Company’s articles of incorporation (Proposal Three) without receiving voting instructions from a beneficial owner. Because NYSE Rule 452 applies to all brokers that are members of the NYSE, this prohibition applies to the Meeting even though the Company is not listed on the New York Stock Exchange. Therefore, brokers will not be entitled to vote shares at the Meeting with respect to Proposals One and Three without instructions by the beneficial owner of the shares. AS A RESULT, BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS ARE ADVISED THAT, IF THEY DO NOT TIMELY PROVIDE INSTRUCTIONS TO THEIR BROKER, THEIR SHARES WILL NOT BE VOTED IN CONNECTION WITH SUCH PROPOSALS.

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ELECTION OF DIRECTORS

(Proposal One)

We currently have five directors serving on our Board, all of which have been nominated to stand for re-election at the Meeting. If elected, each nominee has consented to serve as a director of the Company and to hold office until the next annual stockholders’ meeting, and until his successor is elected and shall have qualified, or until his earlier death, resignation, removal or disqualification.

The following paragraphs provide information as of the date of this Proxy Statement about each nominee. The information presented includes information that each nominee has given us about his or her age, all positions he holds within the Company, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years.

Name	Age	Position	Director Since

Charles C. Mottley	82	President Emeritus, Director	April 21, 2009
John F. Stapleton	73	President, Chief Executive Officer, Director, Chairman of the Board	April 21, 2009
Timothy J. Gay	71	Director	December 4, 2015
Clyde L. Smith	78	Director	November 23, 2015
Daniel Gabino Martinez	71	Director	July 7, 2016

Charles C. Mottley – Mr. Mottley became President and Chief Executive Officer of the Company upon the Company’s January 2011 merger with Gold and Minerals Company, Inc. and served in such capacity until August 4, 2016, at which time he assumed the position of President Emeritus. Mr. Mottley was Chairman of the Board of Gold and Minerals Company, Inc. since February 2009 until the January 2011 merger into the Company; and was on the Board of Trustees at Hampden-Sydney College from 2007 to May 2011. Mr. Mottley was President and a Director of El Capitan Precious Metals, Inc. from July 2002 to April 2007, when he resigned as President, but continued to serve as a Director until September 2007. He also provided consulting services to our Company from June 2007 to June 2008. Mr. Mottley also served as Chairman and Chief Executive Officer of Gold and Minerals Company, Inc., from 1978 until July 2005, at which time he resigned those positions. He was on the Board of the National Mining Association from 2005 to 2007 and has been employed in the mining industry in various capacities from equipment sales and services to active mining operations for over 36 years. Mr. Mottley is the author of five books and is the founder of the Fatherhood Foundation in Scottsdale, Arizona. Mr. Mottley received a Bachelor of Arts Degree from Hampden-Sydney College in 1958. On January 20, 2012, Mr. Mottley filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the Unites States Bankruptcy Court in and for the District of Arizona (Case No. 10-01419 GBN). A plan of reorganization was approved by the Court in June 2013.

John F. Stapleton – Mr. Stapleton has been a Company director and Chairman of the Company’s Board of Directors since April 2009, and has served as President and Chief Executive Officer since August 4, 2016. Previously, he served as Chief Financial Officer from February 2012 until January 2016. Mr. Stapleton has extensive experience with early-stage development companies and contributes a unique set of skills needed to achieve a focused strategy, early-stage funding, basic infrastructure and business model, all of which are central to creating a solid business platform to launch and scale a successful venture. Mr. Stapleton has a history of founding and supporting more than 25 emerging technology companies. As a senior officer and investor, Mr. Stapleton has been instrumental in the development and financing of several companies. Mr. Stapleton is the sole owner of the Management Resource Initiatives, Inc., a corporation that, since January 2012, has been managing and overseeing the process of marketing and selling the El Capitan concentrates as well as the Property and resolving the critical regulatory and recovery issues aimed at furthering the Company's strategic goals.

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Timothy J. Gay, CPA, CVA – Mr. Gay, who joined the Company’s Board of Directors on December 4, 2015, has been involved for thirty-five years in management advisory with public companies for SEC-related services and specializes in mergers and acquisitions, bankruptcy reorganizations, expert testimony, and business valuations. He founded, organized, and continues to facilitate the M&A Roundtable and has extensive experience in providing guidance and services for financial institutions related to mergers, acquisitions, and financing alternatives. In addition, Mr. Gay has served on the boards and loan committees of financial institutions. As founder of Tim Gay & Associates, Mr. Gay organized the investment banking firms Cornelius & Gay and Cornelius, Gay & Korte (CG&K). He resigned his positions with CG&K in 2005 when he formed the Sierra Consulting Group, LLC. He has been appointed as an Examiner by the U.S. Department of Justice and as a Chapter 7 and Chapter 11 Trustee by the U.S. Bankruptcy Court and currently serves as a Principal of Semple, Marchal & Cooper, LLC, where he performs concurring partner reviews on SEC engagements. Mr. Gay also serves on various boards of non-profit organizations.

Clyde L. Smith, PhD – Dr. Smith joined the Company’s Board of Directors on November 23, 2015. A scientist with strong ties to academic research applied to ore-deposit exploration, Dr. Smith’s background includes eight years as an Industrial Associate to Stanford University School of Earth Sciences, work as an explorationist, and executive positions for the Toronto Stock Exchange- and Vancouver Stock Exchange-listed public companies with broad experience in prospect-generator business model, joint ventures, and exploration alliances with major companies such as Rio Tinto, Teck, and Mount Isa Mines. Dr. Smith’s recent project work has included work as Chief Geologist for Alexander Mining, a Singapore-based entity for which he wrote the NI 43-101 report and secured $5 million financing through UOB Bank, Singapore. He also planned and directed grassroots orogenic gold exploration and drilling on a large exploration license in Papua New Guinea, where he employed an ex-Chief Geochemist of Barrick Gold Corporation and an ex-Chief Geophysicist of Newmont Mining Corporation.

Daniel Gabino Martinez – Mr. Martinez, who joined the Company’s Board of Directors on July 7, 2016, graduated with a B.S. degree in Pharmacy from the University of Arizona in 1968. He worked as a pharmacist in San Diego, California before purchasing and operating a pharmacy clinic from 1970 until 1981. From 1981 until 1989, Mr. Martinez was a franchisee of McDonald’s Restaurants in California and New Mexico, after which he built low income housing for the Philippine government until 1990. Since 1990, Mr. Martinez has owned and operated a multi-family residential real estate rental and development business in Abilene, Texas and, currently in Las Vegas, Nevada. Mr. Martinez serves as a director of the Paragon Foundation and the Nevada Livestock Association.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares of the Company’s common stock present in person or represented by proxy and entitled to vote on the election of directors. Holders of Series B Convertible Preferred Stock are not entitled to vote such shares on this proposal. The nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named above. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either “for” or “against” the nominee, although it will be counted for purposes of determining whether there is a quorum. If any director nominee withdraws or otherwise becomes unavailable for reasons not presently known, the proxies that would have otherwise been voted for that nominee may be voted for a substitute nominee selected by the Company’s Board of Directors.

The Board recommends that you vote FOR the election of each named nominee.

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RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal Two)

Independent auditors play an important part in our system of financial control. In accordance with the duties set forth in its written charter, the audit committee of our Board of Directors has appointed MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016.

If the stockholders do not ratify the appointment of MaloneBailey, LLP, the audit committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of MaloneBailey, LLP by the stockholders, the audit committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the stockholders, if the audit committee determines that such a change would be in the Company’s best interests and the best interests of its stockholders.

The Company does not expect representatives of MaloneBailey, LLP to be present at the annual meeting. In the event such representatives are present at the annual meeting, such representatives will have the opportunity to speak and respond to appropriate questions.

Fees Billed to Company by Its Independent Registered Public Accounting Firm

The following table summarizes the aggregate fees billed to the Company by MaloneBailey, LLP in relation to the audits and quarterly reviews of the Company for the fiscal years ended September 30, 2015 and 2014:

	Year Ended September 30, 2015	Year Ended September 30, 2014

Audit Fees (1)	$52,000	$52,000
Audit-Related Fees (2)	$—	$—
Tax Fees (3)	$—	$—
All Other Fees (4)	$—	$—

_______________
(1)	Audit Fees. Audit fees include fees for professional services performed for the audit of our annual consolidated financial statements, review of quarterly consolidated financial statements included in our SEC filings, and assistance and issuance of consents associated with other SEC filings.
(2)	Audit-Related Fees. Audit-related fees are fees for assurance and related services that are reasonably related to the audit. This category includes fees related to assistance consulting on financial accounting/reporting standards.
(3)	Tax Fees. Tax fees primarily include professional services performed with respect to preparation of our federal and state tax returns for our consolidated subsidiaries.
(4)	All Other Fees. All other fees include products and services provided, other than the services reported comprising Audit Fees, Audit Related Fees and Tax Fees.

The audit committee of the Board of Directors has reviewed the services provided by MaloneBailey, LLP during the fiscal year ended September 30, 2015 and the amounts billed for such services, and after consideration, has determined that the receipt of these fees by MaloneBailey, LLP is compatible with the provision of independent audit services. The audit committee has discussed these services and fees with MaloneBailey, LLP and Company management to determine that they are appropriate under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as under guidelines of the American Institute of Certified Public Accountants.

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Pre-Approval Policy

The audit committee charter provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s independent registered public accounting firm under applicable rules and regulations must be pre-approved by the audit committee or by designated independent members of the audit committee, other than with respect to de minimis exceptions permitted under Section 202 of the Sarbanes-Oxley Act of 2002. All services performed by MaloneBailey during the fiscal years ending September 30, 2015 and 2014 have been pre-approved in accordance with the charter.

Prior to or as soon as practicable following the beginning of each fiscal year, a description of audit, audit-related, tax, and other services expected to be performed by the independent registered public accounting firm in the following fiscal year will be presented to the audit committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the audit committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, may be delegated to one or more members of the audit committee who are independent directors. In the event such authority is so delegated, the full audit committee must be updated at the next regularly scheduled meeting with respect to any services that were granted specific pre-approval by delegation. During the fiscal year ending September 30, 2015, the audit committee has functioned in conformance with these procedures.

Vote Required

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the Meeting will be required to ratify the appointment of MaloneBailey as the Company’s independent registered public accounting firm for fiscal 2016. Holders of Series B Convertible Preferred Stock are not entitled to vote such shares on this proposal.

The Board recommends that you vote FOR the ratification of MaloneBailey, LLP as the independent registered public accounting firm of the Company for fiscal 2016.

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AMENDMENT TO THE ARTICLES OF INCORPORATION TO

INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

(Proposal Three)

Under its current Articles of Incorporation, the Company’s authorized capital stock is comprised of 405,000,000 shares, of which 400,000,000 shares are common stock and 5,000,000 shares are preferred stock. On July 7, 2016, the Board of Directors adopted resolutions approving a proposed amendment to the Articles of Incorporation for the purpose of increasing the number of shares of authorized common stock from 400,000,000 to 500,000,000 shares. The proposed amendment will not result in a change to the Company’s authorized preferred stock. The proposed amendment is attached hereto in the form of Exhibit A to this Proxy Statement. The Board of Directors has determined that the amendment is in the best interests of the Company and its stockholders and unanimously recommends approval by the stockholders.

If the proposed amendment is approved by the stockholders, the Board of Directors may proceed to file the amendment to the Articles of Incorporation with the Nevada Secretary of State, thereby making the increase to the number of authorized common stock effective. The Board of Directors may, in its discretion, abandon the amendment.

Purpose for Increase

Of the 400,000,000 shares of common stock that the Company is currently authorized to issue, a total of 359,170,124 shares are issued and outstanding as of the Record Date, and an additional 16,220,273 shares are reserved for issuance upon the exercise of outstanding stock options and warrants. As a result, the Company had only 24,609,603 shares of authorized common stock available for issuance as of the Record Date.

The purpose of the proposed increase in the number of shares of authorized common stock is to make available additional shares for issuance for general corporate purposes, including in connection with future potential financing activities, without the requirement of further action by the Company’s stockholders. The Board of Directors has considered potential uses of the additional authorized shares of common stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the common stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from the stockholders. The Company is at all times investigating additional sources of financing that the Board of Directors believes will be in the Company’s best interests and in the best interests of its stockholders. Without an increase in the shares of common stock authorized for issuance, the Company would be required to seek alternative forms of financing, which may be unavailable on terms acceptable to us or at all, in which case the Company may be forced to cease operations altogether.

Effect of Increase

The increase in authorized share capital will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the stockholders of such issuances, except as may be required by applicable law or exchange regulations (to the extent that they apply). To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing stockholders. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company’s outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the stockholders of the Company might view as desirable.

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Currently, the Company has not entered into any acquisition agreement, financing agreement or other arrangement whereby it is obligated to issue additional shares which could not be completed without the contemplated increase to the Company’s authorized capital.

Description of Common Stock

Voting Rights. The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by such stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors. At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by our articles of incorporation or by our bylaws.

Dividend Rights. Holders of our common stock are entitled to receive ratably dividends and other distributions of cash or any other right or property as may be declared by the registrant’s Board of Directors out of our assets or funds legally available for such dividends or distributions. The dividend rights of holders of common stock are subject to the dividend rights of the holders of any series of preferred stock that may be issued and outstanding from time to time.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, the holders of such preferred stock may be entitled to distribution and/or liquidation preferences that require us to pay the applicable distribution to the holders of preferred stock before paying distributions to the holders of common stock.

Conversion, Redemption and Preemptive Rights. Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

Transfer Agent. The transfer agent and registrar for our common stock is OTR, Inc., 1001 SW 5th Avenue, Suite 1550, Portland, Oregon 97204-1143.

Description of Series B Convertible Preferred Stock

Voting Rights. Solely with respect to matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent and relate to Company capitalization (including, without limitation, increasing and/or decreasing the number of authorized shares of common stock and/or preferred stock, and implementing forward and/or reverse stock splits) and changes in the Company’s name, the holders of the outstanding shares of Series B Convertible Preferred Stock vote together with the holders of common stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Company’s articles of incorporation or bylaws. The holders of the outstanding shares of Series B Convertible Preferred Stock do not otherwise have the right to vote on matters brought before the Company’s stockholders. In matters on which holders of shares of Series B Convertible Preferred Stock are entitled to vote, each share of the Series B Convertible Preferred Stock has voting rights equal to (x) (i) 0.019607 multiplied by the total of (A) the issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote, plus (B) the number of votes which all other series or classes of securities other than this Series B Convertible Preferred Stock are entitled to cast together with the holders of the Company’s common stock at the time of the relevant vote (the amount determined by this clause (i), the “Numerator”), divided by (ii) 0.49, minus (y) the Numerator.

If the Company affects a stock split which either increases or decreases the number of shares of common stock outstanding and entitled to vote, the voting rights of the Series B Convertible Preferred Stock are not subject to adjustment unless specifically authorized. So long as any shares of Series B Convertible Preferred Stock are outstanding, the Company may not, without the affirmative vote of the holders of the Series B Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Convertible Preferred Stock, (b) alter or amend the certificate of designation of the Series B Convertible Preferred Stock, (c) amend the Company’s articles of incorporation, bylaws or other charter documents so as to affect adversely the rights of the holders of the Series B Convertible Preferred Stock, (d) increase the authorized or designated number of shares of Series B Convertible Preferred Stock, (e) issue any additional shares of Series B Convertible Preferred Stock, or (f) enter into any agreement with respect to the foregoing.

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Liquidation Rights. The Series B Convertible Preferred Stock, with respect to rights on liquidation, dissolution and winding-up of the Company, ranks on parity with each other class or series of capital stock of the Company the terms of which do not expressly provide that such class or series shall rank senior or junior to the Series B Convertible Preferred Stock. Except for distributions in the event of a liquidation, dissolution or winding-up of the Company (whether voluntary or involuntary), or a merger or consolidation by the Company with another corporation or other entity (in each case, other than where the Company is the surviving entity) (a “Liquidation”), holders of Series B Convertible Preferred Stock are not be entitled to receive dividends on the Series B Convertible Preferred Stock. In the event of a Liquidation, the holders of Series B Preferred Stock are be entitled to receive out of the assets of the Company, an amount equal to the $1.00 per share of Series B Preferred Stock (subject to adjustment), after any distribution or payment with respect to such Liquidation is made to the holders of any senior securities and prior to any distribution or payment with respect to such Liquidation shall be made to the holders of any junior securities.

Conversion Rights. Shares of Series B Convertible Preferred Stock may, at the option of the holder, be converted into one share of common stock (subject to adjustment, the “Conversion Ratio”). In the event of any Transfer (as defined in the certificate of designation for the Series B Convertible Preferred Stock) of any share of Series B Convertible Preferred Stock, such share will automatically convert into common stock based upon the Conversion Ratio applicable at the time of such Transfer. If, at any time while any shares of Series B Convertible Preferred Stock remain outstanding, the Company effectuates a stock split or reverse stock split of its common stock or issues a dividend on its common stock consisting of shares of common stock, the Conversion Ratio and any other amounts calculated as contemplated by the certificate of designation for the Series B Convertible Preferred Stock shall be equitably adjusted to reflect such action.

Vote Required; Recommendation

Adoption of this proposal requires the affirmative vote of the holders of a majority of the voting power of the Company’s outstanding common stock and Series B Convertible Preferred Stock, voting as a single class.

The Board of Directors unanimously recommends that you

vote “FOR” the Amendment to the Articles of Incorporation.

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EXECUTIVE COMPENSATION

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to (i) all individuals serving as our principal executive officer during fiscal 2015, regardless of compensation level, and (ii) our two most highly compensated other executive officers who were serving as executive officers at the end of fiscal 2015 (or such lesser number then serving as an executive officers) and who received in excess of $100,000 in total compensation during such fiscal year. These individuals are referred to in this report as the “named executive officers.” The named executive officers were the only individuals who served as executive officers of the Company during fiscal 2015. The Company’s named executive officers during fiscal 2015 included Charles C. Mottley, former President and Chief Executive Officer, and John F. Stapleton, former Chief Financial Officer. On January 18, 2016, Stephen J. Antol replaced Mr. Stapleton as the Company’s Chief Financial Officer. On August 4, 2016, Mr. Stapleton replaced Mr. Mottley as President and Chief Executive Officer and Mr. Mottley assumed the position of President Emeritus. Messrs. Mottley and Stapleton also serve as members of the Company’s Board of Directors.

Cash Compensation

As discussed below, Company management has been deferring receipt of cash compensation since December 2014 and February 2015 based upon the Company’s limited cash availability.

During fiscal 2014 and 2015, Mr. Mottley was entitled to receive a salary of $15,000 per month for his service as President and Chief Executive Officer. Due to limited cash availability, however, Mr. Mottley had accrued unpaid compensation of $140,000 since February 2015, which is recorded in accrued compensation - related parties at June 30, 2016.

Mr. Stapleton did not receive a salary for his prior service as Chief Financial Officer and does not receive a salary for his current service as Chief Executive Officer and President. His only form of cash compensation comes through consulting payments to Management Resource Initiatives, Inc. (“MRI”), which are discussed below. Due to limited cash availability, MRI has not received consulting payments since December 2014.

Mr. Antol is entitled to cash compensation in the amount of $80,000 per year. However, due to limited cash availability, Mr. Antol has not received cash compensation from the Company since February 2015. Because Mr. Antol’s appointment as an officer of the Company occurred in 2016, he does not qualify as a named executive officer for purposes of this proxy statement.

Stock Options

The Company granted 500,000 options to purchase shares of the Company’s common stock to Messrs. Mottley and Stapleton on each of March 14, 2014 and November 3, 2014, as compensation for their services as directors. See “Director Compensation” below. The Board believes that equity incentive compensation in the form of stock option grants aligns the interests of the Company’s executive officers and directors with that of the Company’s stockholders, namely to maximize stockholder equity returns. In light of the Company’s current plan to market the El Capitan Property for sale to a major mining company, the Board believes that stock options provide a meaningful incentive for management to execute on this strategic goal.

Management Resource Initiatives, Inc.

In January 2012, the Company retained Management Resource Initiatives, Inc. (“MRI”) for managing and overseeing the process of marketing and selling the El Capitan Property and performing other services aimed at furthering the Company's strategic goals pursuant to an unwritten consulting arrangement. Under this arrangement, MRI is currently entitled to receive a monthly consulting fee of $15,000. The Company made or accrued aggregate consulting payments of $180,000 to MRI during each of the fiscal years ended September 30, 2015 and 2014. Based on the Company’s lack of available funds, it made aggregate cash payments of $45,000 to MRI during fiscal year 2015 and the balance has been deferred. Accrued and unpaid fees of $270,000 are recorded in accrued compensation - related parties at June 30, 2016. MRI is a corporation that is wholly-owned by John F. Stapleton. Amounts paid or accrued to MRI are not reflected as employment compensation in the table below.

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Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to each named executive officer during each of the fiscal years ended September 30, 2015 and 2014.

Name and Principal Position	Fiscal Year	Salary		Total Compensation

Charles C. Mottley	2015	$180,000	(1)	$180,000
Former President and Chief Executive Officer,	2014	$180,000		$180,000
Director

John F. Stapleton (2)	2015	$—		$—
Director, Chairman of the Board,	2014	$—		$—
Former Chief Financial Officer

________________

(1)	Due to limited cash availability, Mr. Mottley has not received cash compensation since February 2015. At September 30, 2015, Mr. Mottley had accrued unpaid compensation of $97,975. Salary includes this accrued amount. On August 4, 2016, Mr. Mottley relinquished his position and President and Chief Executive Officer and assumed to position of President Emeritus.
(2)	Mr. Stapleton has served as Chairman of the Board since April 21, 2009 and served as Chief Financial Officer from February 14, 2012 until January 18, 2016. On August 4, 2016, he was appointed as President and Chief Executive Officer.

Grants of Plan-Based Awards

There was no equity awards granted under our 2005 Stock Incentive Plan to any named executive officer during the fiscal year ended September 30, 2015 as compensation for services provided as executive officers. Equity awards granted as compensation for director services are discussed below under “Director Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised options held by each of the Company’s named executive officers as of September 30, 2015:

Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

Charles C. Mottley	500,000	—	$1.02	2/7/18
	500,000	—	$0.21	7/6/22
	500,000	—	$0.215	1/15/18
	500,000	—	$0.16	12/12/18
	500,000	—	$0.31	3/14/19
	500,000	—	$0.15	11/3/24

John F. Stapleton	500,000	—	$1.02	2/7/18
	500,000	—	$0.38	1/31/19
	500,000	—	$0.21	7/6/22
	500,000	—	$0.215	1/15/18
	500,000	—	$0.16	12/12/18
	500,000	—	$0.31	3/14/19
	500,000	—	$0.15	11/3/24

_______________

(1)	All options granted reflected in the table above were granted under to the Company’s 2005 Stock Incentive Plan, as amended.

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Our 2005 Stock Incentive Plan expired during our fiscal year ended September 30, 2015. On October 8, 2015, the Board of Directors of the Company approved the El Capitan Precious Metals, Inc. 2015 Equity Incentive Plan (the “2015 Plan”). The 2015 Plan enables the Board of Directors to grant to employees, directors, and consultants of the Company and its subsidiaries a variety of forms of equity-based compensation, including grants of options to purchase shares of common stock, shares of restricted common stock, restricted stock units, stock appreciation rights, other stock-based awards and performance-based awards. Upon adoption, the maximum number of shares of common stock of the Company that may be issued or awarded under the 2015 Plan was 15,000,000 shares. On December 15, 2015, the Board of Directors of the Company adopted Amendment No. 1 to the 2015 Plan pursuant to which the number of shares of common stock issuable under the 2015 Plan was increased from 15,000,000 to 23,000,000. On April 22, 2016, the Board of Directors of the Company adopted Amendment No. 2 to the 2015 Plan pursuant to which the number of shares of common stock issuable under the 2015 Plan was increased from 23,000,000 to 28,000,000. On August 4, 2016, the Board of Directors of the Company adopted Amendment No. 3 to the 2015 Plan pursuant to which the number of shares of the common stock issuable under the 2015 Plan was increased from 28,000,000 to 50,000,000.

Severance and Change of Control Arrangements

The Company has no severance or change of control agreements in place with its executive officers. The Company’s Board of Directors, or a committee thereof, serving as plan administrator of its 2005 Stock Incentive Plan and 2015 Plan, has the authority to provide for accelerated vesting of the options granted to its named executive officers and any other person in the event of an acquisition of the Company through the sale of substantially all of the Company's assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee. This description constitutes only a summary of the relevant terms of the Company’s 2005 Stock Incentive Plan and 2015 Plan.

Director Compensation

On July 21, 2005, based upon recommendations from the Company’s compensation committee, the Board of Directors approved a cash compensation plan for the Board of Directors pursuant to which non-employee directors are entitled to receive an annual retainer of $5,000, plus an additional $1,000 for each Board meeting attended by each such director in person and $500 for all Board meetings attended by such director remotely. In addition, non-employee directors serving as chairman of the audit and compensation committee shall receive an additional annual retainer of $4,000. Because Messrs. Mottley and Stapleton were employees of the Company throughout fiscal 2015, neither was eligible to receive cash director compensation. Mr. Tony J. Burger, who became a Director on March 17, 2014, and resigned as a Director on December 24, 2014, and Mr. Bradley C. Holt, who became a Director on September 25, 2014, and resigned as a Director on February 17, 2015, each agreed to forego his receipt of Board member cash compensation, and these expenses have not been incurred. The Board also approves grants of stock incentive awards to directors from time to time, which are reflected in the table below, including the footnotes thereto.

The following table shows the director compensation earned by each individual who served as a director of the Company during the fiscal year ended September 30, 2015:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (2)	Total

Charles C. Mottley (1)(3)	$—	$—	$62,420	$62,420
John F. Stapleton (1)(4)	$—	$—	$62,420	$62,420
Bradley C. Holt (1)(5)	$—	$—	$31,210	$31,210
Tony J. Burger (1)(6)	$—	$—	$45,813	$45,813

_____________

(1)	Mr. Mottley and Mr. Stapleton were appointed to the Board of Directors and Mr. Stapleton as Chairman of the Board on April 21, 2009; Mr. Burger was appointed to the Board of Directors on March 17, 2014 and Mr. Holt was elected to the Board of Directors on September 25, 2014. Mr. Burger resigned from the Board of Directors on December 24, 2014 and Mr. Holt resigned from the Board of Directors on February 17, 2015.

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(2)	Amounts shown reflect the grant date fair value, computed in accordance with FASB ASC 718, for stock based incentives granted during the fiscal 2014. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions relating to our valuations of the option awards, see Note 1 to the financial statements included in this Annual Report on Form 10-K. These amounts reflect our accounting expense for these stock options and do not correspond to the actual value that may be recognized by the director.
(3)	During fiscal 2015, Mr. Mottley was awarded (i) an option to purchase 500,000 shares of our common stock at $0.15 per share, which had a grant date fair value of $62,420. At September 30, 2015, Mr. Mottley held options to purchase 3,000,000 shares at a weighted average exercise price of approximately $0.34 per share, all of which were fully vested.
(4)	During fiscal 2015, Mr. Stapleton was awarded (i) an option to purchase 500,000 shares of our common stock at $0.15 per share, which had a grant date fair value of $62,420. At September 30, 2015, Mr. Stapleton held options to purchase 3,500,000 shares at a weighted average exercise price of approximately $0.35 per share, all of which were fully vested.
(5)	During fiscal 2015, Mr. Holt was awarded an option to purchase 250,000 shares of our common stock at $0.15 per share, which had a grant date fair value of $31,210. At September 30, 2015, Mr. Holt held options to purchase 550,000 shares at a weighted average exercise price of approximately $0.14 per share, all of which were fully vested.
(6)	During fiscal 2015, Mr. Burger was awarded an option to purchase 250,000 shares of our common stock at $0.15per share, which had a grant date fair value of $31,210. Mr. Burger also had 62,500 options vest from an award in fiscal 2014 at $0.3452. Mr. Burger held options to purchase 437,500 shares at a weighted average exercise price of approximately $0.23 per share, all of which were fully vested.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth, as of the Record Date (August 17, 2016), certain information regarding beneficial ownership of our capital stock according to the information supplied to us, that were beneficially owned by (i) each person known by the Company to be the beneficial owner of more than 5% of each class of the Company’s outstanding voting stock, (ii) each director or director nominee, (iii) each named executive officer identified in the Summary Compensation Table, and (iv) all named executive officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

	Amount and Nature of Beneficial Ownership					% of Total
				Series B Convertible		Voting Power
Name and Address	Common Stock			Preferred Stock (1)		(Common & Preferred:
of Beneficial Owner	Shares		% of Class (2)	Shares	% of Class (2)	Proposal 3) (1)(4)

Charles C. Mottley	14,528,200	(3)	4.01%	—	—	1.97%
5871 Honeysuckle Road
Prescott, Arizona 86305-3764
John F. Stapleton	8,196,031	(4)	2.26%	51	100.0%	51.87%
5871 Honeysuckle Road
Prescott, Arizona 86305-3764
Clyde L. Smith	250,000	(5)	*	—	—	—
5871 Honeysuckle Road
Prescott, Arizona 86305-3764
Timothy J. Gay	304,990	(6)	*	—	—	—
5871 Honeysuckle Road
Prescott, Arizona 86305-3764
Daniel Gabino Martinez	250,000	(7)	*	—	—	—
5871 Honeysuckle Road
Prescott, Arizona 86305-3764
All named executive officers and directors as a group (5 persons)	23,529,221		6.42%	51	100.0%	53.7%

______________

*	Less than 1%

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(1)	Each share of Series B Convertible Preferred Stock entitles the holder thereof to 7,329,687 votes solely in respect of matters that relate to Company capitalization (including, without limitation, increasing and/or decreasing the number of authorized shares of common stock and/or preferred stock, and implementing forward and/or reverse stock splits) and changes in the Company’s name. Holders of Series B Convertible Preferred Stock do not otherwise have the right to vote such shares on matters brought before the Company’s stockholders.
(2)	Applicable percentage of ownership is based on 359,170,124 shares of common stock and 51 shares of Series B Convertible Preferred Stock outstanding as of the Record Date (August 17, 2016), together with securities exercisable or convertible into shares of common stock within sixty (60) days of the Record Date, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants exercisable or convertible into shares of common stock that are currently exercisable or exercisable within sixty (60) days of the Record Date, are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3)	Mr. Mottley is President Emeritus and a Director of the Company. Includes (i) 3,000,000 shares issuable upon the exercise of outstanding stock options that are currently exercisable or will become exercisable within sixty (60) days following January 11, 2016; and (ii) 10,000 shares of common stock held by Mr. Mottley’s spouse.
(4)	Mr. Stapleton is the Chairman of the Board, President and Chief Executive Officer of the Company. Includes (i) 3,500,000 shares issuable upon the exercise of outstanding stock options that are currently exercisable or will become exercisable within sixty (60) days following the Record Date, (ii) 51 shares of common stock that are issuable upon conversion of Series B Convertible Preferred Stock held by Mr. Stapleton, and (iii) 200,000 shares of common stock held by Management Resource Initiatives, Inc., a corporation wholly-owned by Mr. Stapleton.
(5)	Mr. Smith is a Director of the Company as of November 23, 2015. Includes 250,000 shares issuable upon the exercise of outstanding stock options that are currently exercisable or will become exercisable within sixty (60) days following the Record Date.
(6)	Mr. Gay is a Director of the Company as of December 4, 2015. Includes 250,000 shares issuable upon the exercise of outstanding stock options that are currently exercisable or will become exercisable within sixty (60) days following the Record Date.
(7)	Mr. Martinez is a Director of the Company as of July 7, 2016. Includes 250,000 shares issuable upon the exercise of outstanding stock options that are currently exercisable or will become exercisable within sixty (60) days following the Record Date.

CERTAIN RELATIONSHIPS

Since January 2012, Management Resource Initiatives, Inc. (“MRI”) has been managing and overseeing the process of marketing and selling the El Capitan Property and performing other services aimed at furthering the Company's strategic goals pursuant to an unwritten consulting arrangement. Under this arrangement, MRI is entitled receive a monthly consulting fee of $15,000. The Company made aggregate payments of $180,000 to MRI during fiscal 2014. Based on the Company’s lack of available funds, it made aggregate cash payments of $45,000 to MRI during fiscal year 2015 and the balance has been deferred. Accrued and unpaid fees of $270,000 are recorded in accrued compensation - related parties at June 30, 2016. MRI is a corporation that is wholly-owned by John F. Stapleton, President, Chief Executive Officer and a Director of the Company.

On August 1, 2014, Company issued fifty-one (51) shares of Series B Preferred Stock to John F. Stapleton for a purchase price equal to $1.00 per share. As a result of the voting rights of the Series B Preferred Stock, Mr. Stapleton holds in the aggregate approximately 51% of the total voting power of all issued and outstanding voting capital of the Company solely with respect to matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent and relate to Company capitalization (including, without limitation, increasing and/or decreasing the number of authorized shares of common stock and/or preferred stock, and implementing forward and/or reverse stock splits) and changes in the Company’s name. Mr. Stapleton does not otherwise have the right under the Certificate of Designation to vote the Series B Preferred Stock on matters brought before the Company’s stockholders. The Company’s Board of Directors believes that the issuance of the Series B Preferred Stock to Mr. Stapleton facilitates the Company’s ability to manage its affairs with respect to the limited matters on which the Series B Stockholder is entitled to vote.

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On February 4, 2015, the Company signed a $30,000 promissory note payable to MRI, which accrues interest at 18% per annum and became due and payable on February 4, 2016. As an inducement for the loan represented by the note, the Company issued 200,000 shares of restricted common stock of the Company to MRI. The Company is in the process of amending the note to extend the maturity date from February 4, 2016 to February 4, 2017.

SOLICITATION

The Company will bear the cost of preparing, assembling and mailing the proxy, proxy statement, annual report and other material which may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition officers and regular employees of the Company may solicit proxies personally, by telephone, by special letter, or via the Internet.

The Board of Directors does not intend to present to the Meeting any other matter not referred to above and does not presently know of any matters that may be presented to the Meeting by others. However, if other matters come before the Meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

El Capitan Precious Metals, Inc.

John F. Stapleton, Chairman

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EL CAPITAN PRECIOUS METALS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

September 28, 2016

_______________

The Inn of the Mountain Gods Resort and Casino

287 Carrizo Canyon Road

Mescalero, New Mexico 88340

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of El Capitan Precious Metals, Inc. (the “Company”) to be held at The Inn of the Mountain Gods Resort and Casino, 287 Carrizo Canyon Road, Mescalero, New Mexico 88340, on September 28, 2016, at 10:00 a.m. local New Mexico time, or at any adjournments or postponements thereof, for the purpose of considering and taking appropriate action with respect to the following:

El Capitan Precious Metals, Inc. 5871 Honeysuckle Road Prescott, Arizona 86305-3764

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, a stockholder of El Capitan Precious Metals, Inc., hereby appoints John F. Stapleton and Stephen J. Antol, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the annual meeting of stockholders of El Capitan Precious Metals, Inc. to be held at The Inn of the Mountain Gods Resort and Casino, 287 Carrizo Canyon Road, Mescalero, New Mexico 88340, on Wednesday, September 28, 2016, at 10:00 a.m. local New Mexico time, and at any and all adjournments or postponements thereof.

See reverse for voting instructions.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of the director nominees listed in the proxy statement for the Meeting, FOR the ratification of the appointment of MaloneBailey, LLP as the independent registered public accounting firm of the Company for fiscal 2016 and FOR the approval of an amendment to the Company’s Articles of Incorporation that will increase the number of authorized shares of the Company’s common stock from 400,000,000 to 500,000,000 shares.

The Board of Directors Recommends a Vote FOR ALL PROPOSALS.

(1)	Election of Directors

☐     FOR all nominees                  ☐     WITHHOLD all nominees

AUTHORITY to vote for (except as marked to the contrary below) all nominees listed below:

                 •     John F. Stapleton                              •    Timothy J. Gay                              •     Clyde L. Smith

                 •     Daniel Gabino Martinez                   •    Charles C. Mottley

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

(2)	Proposal to ratify the appointment of MaloneBailey, LLP as the independent registered public accounting firm of the Company for fiscal 2016.

☐      FOR                              ☐      AGAINST                                   ☐      ABSTAIN

(3)	Proposal to ratify the amendment to the Articles of Incorporation of the Company to increase the number of shares of common stock authorized for issuance.

☐      FOR                              ☐      AGAINST                                   ☐      ABSTAIN

(4)	Upon such other business as may properly come before the Meeting or any adjournments thereof.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the annual meeting of stockholders.  When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of the director nominees listed in the proxy statement, FOR the ratification of the appointment of MaloneBailey, LLP as the independent registered public accounting firm of the Company for fiscal 2016 and FOR the amendment to the Articles of Incorporation of the Company to increase the number of shares authorized for issuance.

Dated

X

X
(Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or in some other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).)